First Quarter Earnings Call Supplemental Information May 8, 2025

Enhabit Home Health & Hospice 2 Disclaimer Forward looking statements This presentation contains historical information, as well as forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, our future financial performance, our projected business results, or our projected capital expenditures. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Any forward-looking statement speaks only as of the date of this presentation, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by the Company include, but are not limited to, our ability to execute on our strategic plans; regulatory and other developments impacting the markets for our services; changes in reimbursement rates; general economic conditions; changes in the episodic versus non-episodic mix of our payers, the case mix of our patients, and payment methodologies; our ability to attract and retain key management personnel and healthcare professionals; potential disruptions or breaches of our or our vendors’, payers’, and other contract counterparties’ information systems; the outcome of litigation; quality performance and ratings; our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures; our ability to successfully integrate technology in our operations; and our ability to control costs, particularly labor and employee benefit costs. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation are described in reports filed with the SEC, including our annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which are available on the Company's website at http://investors.ehab.com. Note regarding presentation of non-GAAP financial measures This presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Exchange Act, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted earnings per share, and Adjusted free cash flow. For 2025, the Company has modified its methodology of calculating Adjusted free cash flow to exclude the impact of unusual or nonrecurring items on cash income taxes and changes in working capital. The change was made to conform to the Adjusted free cash flow measure with the current definition used by management and the Board of Directors to manage cash flow and evaluate performance. Prior periods presented herein have been recast to conform with the new methodology. The Company believes the non-GAAP financial measures are useful to investors because they facilitate evaluation of core business operating results over multiple periods unaffected by differences in unusual or nonrecurring items. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are presented at the end of this presentation. Our Form 8-K, filed with the SEC as of the date of this presentation, provides further explanation and disclosure regarding Enhabit’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Additionally, our Form 10-Q for the three months ended March 31, 2025, provides further information regarding "unusual or nonrecurring items that are not typical of ongoing operations," a reconciliation item in our Adjusted EBITDA calculation. Note regarding presentation of same-store comparisons The Company uses “same-store” comparisons to explain the changes in certain performance metrics and line items within its financial statements. Same-store comparisons are calculated based on home health and hospice locations open throughout both the full current period and the immediately prior period presented. These comparisons include the financial results of market consolidation transactions in existing markets, as it is difficult to determine, with precision, the incremental impact of these transactions on the Company’s results of operations.

Contents Overview 4 2025 Priorities 5 Quarterly Results at a Glance 6 Consolidated Results 7 Clinical Expertise and High-Quality Outcomes 8 Home Health Segment and KPI Performance 9-10 Hospice Segment and KPI Performance 11-12 Consolidated Adjusted EBITDA 13 Debt and Liquidity Metrics 14 Adjusted Free Cash Flow 15 Guidance 16 Adjusted Free Cash Flow Assumptions and Uses of Free Cash Flow 17 Appendix, Including Segment Metrics, Operational Metrics & Reconciliations to GAAP 18-30

Enhabit Home Health & Hospice 4 Overview 108 Hospice locations co-located with Home Health locations(1) Home Health Locations Hospice Locations Home Health & Hospice State Home Health Only State (1) As of March 31, 2025 - due to scale, not all locations can be represented by locational markers 113 Hospice locations(1) 251 Home Health locations(1) We are a leading provider of home health and hospice services that strives to provide superior, cost-effective care where patients prefer it: in their homes For over 25 years, we've provided care with high-quality outcomes becoming a trusted partner of health systems, payers and other risk-bearing entities We operate nationally across 34 states with approximately 10,600 employees We foster an award-winning culture that is a strategic advantage in attracting and retaining talent and a main contributor to our continued success 1 Hospice de novo location opened in 2025

Enhabit Home Health & Hospice 5 2025 Priorities for Success • Home health census ◦ Payer mix • Hospice average daily census • Open de novo locations in strategic markets • Optimize de novo locations opened in 2023 and 2024 • Continue de-leveraging the balance sheet • G&A expense management • Home health cost per patient day • Home health revenue per patient day • Hospice cost per day • Value-based performance • Patient and family experience • Home health hospital readmission rates • Hospice visits in the last days of life • Engagement • Retention • Business development direct selling headcount • Leadership development • Home health census sequential growth; exited Q1 above prior year quarter • Hospice continuation of monthly sequential ADC growth (14 consecutive months) • Reduced leverage ratio for a fifth straight quarter; now below 4.5x, one quarter earlier than credit agreement required. The Company will revert to the pricing grid and various credit agreement restrictions will be lifted. Q1 2025 Highlights

Enhabit Home Health & Hospice 6 Improved financial performance • Net income attributable to Enhabit, Inc. of $17.8 million, which includes a gain on sale of investment of $14.7 million, net of tax. • Consolidated Adjusted EBITDA grew 5.1% year over year and 6.0% sequentially to $26.6 million. • Reduced bank debt by $25.0 million in the quarter; bank debt down $60.0 million year over year. • Home office G&A expenses decreased 1.3% due to cost control initiatives. Reconciliations to GAAP provided in Appendix Quarterly Results at a Glance Non-Medicare admissions increased 7.4% • Total admissions growth of 0.7% year over year, +2.5% when normalized for leap year and branches closed in Q1. • Sequential Medicare ADC growth of 1.5%, marking the second consecutive quarter of growth. • Total ADC sequential growth of 3.7% and exited Q1 2025 with ADC above prior year. • Cost per patient day decreased 2.4% year over year. Average daily census increased 12.3% year over year • ADC has increased sequentially every month since January 2024. • Admissions increased 8.0% year over year. • Adjusted EBITDA increased 64.8% year over year. • Cost per patient day decreased 0.8% year over year. • One de novo branch opened in Q1. Home Health Hospice Consolidated

Consolidated Results

($ in millions, except per share data)	Q1				
	2025		2024		'25 vs. '24
Home health net service revenue		$200.6		$213.2	(5.9)%
Hospice net service revenue		59.3		49.2	20.5%
Total net service revenue		**$259.9**		$262.4	(1.0)%
	% of revenue		*% of revenue*		
Cost of service	50.1%	$130.2	51.1%	$134.2	(3.0)%
Gross margin	*49.9%*	*129.7*	*48.9%*	*128.2*	*1.2%*
General and administrative expenses	39.4%	102.4	38.9%	102.2	0.2%
Total operating expenses	*89.5%*	*$232.6*	*90.1%*	*$236.4*	*(1.6)%*
Net income attributable to noncontrolling interests		0.6		0.7	
Adjusted EBITDA		**$26.6**		**$25.3**	**5.1%**
Adjusted EBITDA margin		**10.2%**		**9.6%**	
Net income attributable to Enhabit, Inc.		**$17.8**		**$0.2**	**8,800.0%**
Reported diluted EPS		**$0.35**		**$0.01**	**3,400.0%**
Adjusted diluted EPS (see calculations on slides 25 and 26)		**$0.10**		**$0.07**	**42.9%**
General and administrative expenses in the above table exclude:					
Loss (gain) on disposal of assets		$0.1		$(0.2)	
Stock-based compensation expense		$4.0		$1.8	
Unusual or nonrecurring items that are not typical of ongoing operations[1]		$1.0		$3.7	

(1) Unusual or nonrecurring items in the three months ended March 31, 2025 include costs associated with restructuring activities and severance and nonroutine litigation; in the three months ended March 31, 2024, they include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism.

Enhabit Home Health & Hospice

Reconciliations to GAAP provided in Appendix

7

Clinical Expertise and High-Quality Outcomes

Standardized Protocols

Disciplined Use of Technology

Motivated Clinicians

Superior Performance

	Enhabit	National Average	% Better Than Average	
QoPC Star Rating[1]	3.2	3.0	6.7%	70% of our home health agencies are 3 Stars or higher; 21% are 4 Stars or higher[1]
HHCAHPS Star Rating[2]	3.9	3.7	5.4%	99% of our home health agencies are 3 Stars or higher; 81% are 4 Stars or higher[2]
30-Day Hospital Readmission Rate[3]	13.7%	18.0%	23.9%	% of patients readmitted to an acute care hospital within 30 days of start of care or resumption of care
Patient Visits in Last Days of Life[4]	67.1%	47.4%	41.6%	% of patients who received in person visits from RN or medical social worker on at least two out of the final three days of the patient's life

(1) Quality of Patient Care (QoPC) Star Ratings as of April 23, 2025 with claims data CY2023 and oasis-based data July 2023 through June 2024
(2) Home Health Care Consumer Assessment of Healthcare Providers (HHCAHPS) Patient Survey Star Ratings as of April 23, 2025 for dates of service October 2023 through September 2024
(3) Research Institute for Home Care 2024 Chartbook (data from Medicare Standard Analytics Files for CY 2023), Enhabit data is as of Q1 2025
(4) Medicare fee for service claims data from January 1, 2022 to December 31, 2023 (source Medicare Provider Data catalog - February 2025)

Enhabit Home Health & Hospice
8

Home Health Q1 Revenue KPI Performance



Volume KPI
Total ADC
Average Daily Census
-1,014
(-2.4%)
+1,453
(+3.7%)
42,250
39,783
41,236
Prior Year (Q1 '24)
Prior Qtr (Q4 '24)
(Q1 '25)

- **Shift from volume replacement to growth in Q1** post-signing of key national contract as we leveraged "full-service" provider capabilities with referral sources.
- **Total ADC sequential improvement** with acceleration throughout the quarter on strong admission volumes. Exited Q1 2025 with ADC above prior year.
- **Growth combined with continued focus on healthy payer mix** as Payer Innovation strategy has set the stage to both stabilize absolute Medicare volume decline and grow Payer Innovation volumes.



Unit Revenue KPI:
Revenue Per Patient Day
Absolute $'s Per Patient Day
-1.4
(-2.5%)
-0.7
(-1.3%)
$55.5
$54.8
$54.1
Prior Year (Q1 '24)
Prior Qtr (Q4 '24)
(Q1 '25)

- **Growth across all payer types sequentially** with outsized growth in non-episodic volumes within the quarter from a key national contract signed in December 2024.
- **Two straight quarters of sequential Medicare ADC growth. Q1 Medicare ADC sequential growth** of 1.5%, with continued focus to stabilize in 2025.
- **Episodic census represented 70% of total census in Q1** which typically have a unit revenue advantage per patient day to per visit payers.



Home Health Revenue
$s in Millions
$ in millions
-12.6
(-5.9%)
+0.2
(+0.1%)
213.2
200.4
200.6
Prior Year (Q1 '24)
Prior Qtr (Q4 '24)
(Q1 '25)

- **Home health total revenue increased 0.1% sequentially,** while decreasing $12.6 million or (5.9%) year over year. Volume increase net of fewer calendar days +1.4%, offset by unit revenue (1.3%)

Q1 Home health sequential revenue drivers:

  - **Volume: increase in average daily census of 3.7% sequentially,** primarily on higher admission volumes.
  - **Unit Revenue: decrease in revenue per patient day of (1.3%) sequentially.**

Enhabit Home Health & Hospice 9

Enhabit Home Health & Hospice 10 Home Health Q1 Profitability KPI Performance • Gross margin of 48.5% improving sequentially and flat year over year. Q1 home health sequential Gross Margin drivers: • Unit Revenue: lower sequentially 1.3% as volumes normalized on large national contract in Q1 offset Medicare and other Payer Innovation contract growth. • Unit Cost: improvement sequentially 3.1% on improved clinical staff productivity. Reconciliations to GAAP provided in Appendix • Q1 home health Adjusted EBITDA of $38.3 million improved $2.8 million or 7.9% sequentially. Sequential Adjusted EBITDA variance drivers: • Volume improved Adjusted EBITDA $1.3 million on higher average daily census, somewhat offset by fewer days in the quarter. • Rate/Yield increased Adjusted EBITDA $1.0 million with Gross Margin as a % of revenue improved 110bps on improved cost per patient day somewhat offset by lower unit revenue. • Sales and Ops back-office G&A costs improved Adjusted EBITDA $0.5 million primarily on improved support and sales efficiencies. • Cost per patient day improvement of 3.1% reflects improved clinical staff productivity as we grew volumes in the quarter.

Hospice Q1 Revenue KPI Performance



Volume KPI
Total ADC
Average Daily Census
+418 (+12.3%)
+80 (+2.1%)
3,391
3,729
3,809
Prior Year (Q1 '24)
Prior Qtr (Q4 '24)
(Q1 '25)

- **Continued strong growth momentum in the quarter** with ADC increased 2.1% sequentially and 12.3% to prior year.
- **Admissions growth** 7% sequentially and 8% year over year, with discharged average length of stay lower sequentially and year over year.
- **Average daily census growth every month** since January 2024.



Unit Revenue KPI:
Revenue Per Patient Day
Absolute $'s Per Patient Day
+13.4 (+8.4%)
+4.4 (+2.6%)
$159.6
$168.6
$173.0
Prior Year (Q1 '24)
Prior Qtr (Q4 '24)
(Q1 '25)

- **Revenue per patient day increased 2.6% sequentially** and 8.4% year over year.
- **Revenue per patient day improvement** partially driven by benefit of $1.0 million in Q1 2025 from reversed accruals for aged Medicare cap liability.
- **Normalizing for Medicare cap related benefit** in Q1 2025 revenue per patient day favorable 0.2% sequentially.



Hospice Revenue
$s in Millions
$ In millions
+10.1 (+20.5%)
+1.5 (+2.6%)
$49.2
$57.8
$59.3
Prior Year (Q1 '24)
Prior Qtr (Q4 '24)
(Q1 '25)

- **Hospice revenue increased $1.5 million or 2.6% sequentially** and $10.1 million or 20.5% year over year.

  Q1 Hospice revenue drivers sequentially:

  - **Volume: increase in average daily census of 2.1%** sequentially, on increased admissions of 7% versus prior quarter. Two fewer days in Q1 2025 sequentially reduce overall patient day volume growth to a 0.1% decrease.
  - **Unit Revenue: increase in revenue per patient day of 2.6%** sequentially while relatively flat when normalizing for the Medicare cap benefit in Q1 2025.

Enhabit Home Health & Hospice
11

Enhabit Home Health & Hospice 12 Hospice Q1 Profitability KPI Performance • Gross margin of 54.8% increasing 260bps sequentially and higher 420bps year over year. Q1 hospice sequential revenue drivers: • Unit Revenue: increased 2.6% sequentially primarily on Medicare billing cap benefit in the quarter. • Unit Cost: decreased 2.7% sequentially primarily on improved clinical productivity on ADC growth. • Hospice Adjusted EBITDA of $15.0 million increased $1.7 million or 12.8% sequentially. Sequential Adjusted EBITDA variance drivers: • Volume increased Adjusted EBITDA $0.0 million on growth in ADC of 2.1% offset by two fewer days leading to flat patient day volume in the quarter. • Rate/Yield increased Adjusted EBITDA $2.3 million with $0.7 million related to lower per patient day costs and $1.6 million of improved unit revenue. • Sales and Ops back-office G&A costs increased $0.6 million to support growth. • Cost per patient day of $78.2 lower sequentially 2.7% and lower 0.8% year over year primarily on improved clinical productivity. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 13 Consolidated Adjusted EBITDA ($ in millions) Q1 2025 % of Consolidated Revenue Q1 2024 % of Consolidated Revenue Home health segment Adjusted EBITDA $38.3 $43.2 Hospice segment Adjusted EBITDA 15.0 9.1 Home office general and administrative expenses (26.7) 10.3% (27.0) 10.3% Consolidated Adjusted EBITDA $26.6 $25.3 Home office general and administrative expenses in the above table exclude: Loss (gain) on disposal of assets $0.1 $(0.2) Stock-based compensation $4.0 $1.8 Unusual or nonrecurring items that are not typical of ongoing operations(1) $1.0 $3.7 (1) Unusual or nonrecurring items in the three months ended March 31, 2025 include costs associated with restructuring activities and severance and nonroutine litigation; in the three months ended March 31, 2024, they include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 14 Debt & Liquidity Metrics ($ in millions) March 31, 2025 December 31, 2024 Advances under revolving credit facility, due 2027(1)(2) $140.0 $160.0 $400 million term loan facility, due 2027(1)(3) 343.1 348.0 Finance lease obligations 6.7 7.4 Total debt $489.8 $515.4 Less: Cash and cash equivalents 39.5 28.4 Net debt $450.3 $487.0 Net debt to Adjusted EBITDA 4.4x 4.9x Trailing twelve-month Adjusted EBITDA $101.4 $100.1 Available liquidity $110.9 $79.8 (1) The Q1 2025 weighted average interest rate was 6.9% (SOFR + credit spread adjustment + 250 bps). (2) On March 31, 2025, the Company made an additional voluntary $20 million payment to reduce the revolving credit facility outstanding balance to $140.0 million. (3) In October 2022, Enhabit entered into an interest rate swap to fix the rate on $200 million of its term loan. The swap fixes the SOFR component of the interest rate at 4.3%, and matures in October 2025. Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 15 Adjusted Free Cash Flow • The change in working capital was primarily the result of the timing of payroll, which was favorable to cash flow in Q1 2024. • See Adjusted free cash flow assumptions and uses of Adjusted free cash flow on slide 17. • For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments (refunds), net and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of less than $0.1 for both Q1 and the full year. ($ in millions) Reconciliations to GAAP provided in Appendix Adj. Free Cash Flow YTD 2024 Cash Interest Payments Maintenance Capital Expenditures Adjusted EBITDA Change in Working Capital and Other Adj. Free Cash Flow YTD 2025 0 5 10 15 20 25 30 $18.6 $1.3$2.8 $1.5 $16.9$(7.3)

Enhabit Home Health & Hospice 16 2025 Guidance ($ in millions, except per share data) 2024 Actuals 2025 Guidance Net service revenue $1,034.8 $1,050 to $1,080 Adjusted EBITDA $100.1 $101 to $107 Adjusted EPS $0.21 $0.41 to $0.51 Guidance Considerations Tax rate: approximately 25% Diluted share count: approximately 51.6 million shares Home Health considerations Volume (ADC): increase of 4% to 5% Unit revenue (per patient day): decrease of 0.5% to flat Cost per day: increase of 2% to 3% Other: continued shift to more non-Medicare admissions Hospice considerations Volume (ADC): increase of 7% to 8.5% Unit revenue (per patient day): increase of 4% to 5% Cost per patient day: increase of 2% to 3% Reconciliations to GAAP provided in Appendix Reaffirmed as of May 7, 2025

Enhabit Home Health & Hospice 17 Adjusted Free Cash Flow Assumptions ($ in millions) Certain cash flow items 2024 Full Year 2025 YTD 2025 Assumptions Adjusted EBITDA $100.1 $26.6 $101 to $107 Cash interest expense(1) 42.7 9.0 $37 to $39 Cash income tax payments (refunds), net(2)(3) 1.9 (0.2) $7 to $8 Working capital and other(3) (1.8) 0.6 $0 to $2 Maintenance capital expenditures 3.8 0.3 $4 to $6 Adjusted free cash flow $53.5 $16.9 $47 to $58 Reconciliations to GAAP provided in Appendix (1) Cash interest payments in 2025 are based on current interest rate forward curves. (2) Enhabit expects to become a cash taxpayer in 2025. (3) For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments (refunds), net and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of less than $0.1 for both Q1 and the full year. ($ in millions) Growth in Core Business 2024 Full Year YTD 2025 2025 Assumptions De novos $1.2 $0.1 $2.5 to $3.5 Acquisitions $— $— TBD Debt repayments (borrowings), net $40.0 $25.0 TBD Adjusted Free Cash Flow Uses and Use Assumptions

Enhabit Home Health & Hospice 18 Appendix

Home Health Segment

($ in millions)	Q1		
	2025	2024	'25 vs. '24
Net service revenue:			
Medicare	$114.2	$128.3	(11.0)%
Non-Medicare	84.4	82.6	2.2%
Private duty[1]	2.0	2.3	(13.0)%
Home health net service revenue	**200.6**	213.2	(5.9)%
Cost of service	103.4	109.9	(5.9)%
Gross margin	*48.5%*	*48.5%*	
General and administrative expenses	58.4	59.5	(1.8)%
Net income attributable to noncontrolling interests	0.5	0.6	(16.7)%
Adjusted EBITDA	**$38.3**	$43.2	(11.3)%
% Adj. EBITDA margin	*19.1%*	*20.3%*	
Operational metrics (actual amounts)			
Medicare:			
Admissions	**24,044**	25,944	(7.3)%
Recertifications	**15,734**	17,652	(10.9)%
Completed episodes	**38,266**	43,171	(11.4)%
Average daily census	**20,110**	21,709	(7.4)%
Visits	**547,690**	632,047	(13.3)%
Visits per episode	**14.3**	14.6	(2.1)%
Revenue per episode	**$2,984**	$2,972	0.4%
Non-Medicare:			
Admissions	**33,178**	30,881	7.4%
Recertifications	**13,133**	13,489	(2.6)%
Average daily census	**21,126**	20,541	2.8%
Visits	**542,526**	571,289	(5.0)%
Total:			
Admissions	**57,222**	56,825	0.7%
Same-store total admissions growth			*0.7%*
Recertifications	**28,867**	31,141	(7.3)%
Same-store total recertifications growth			*(7.3)%*
Average daily census	**41,236**	42,250	(2.4)%
Visits	**1,090,216**	1,203,336	(9.4)%
Visits per episode	**13.9**	14.9	(6.7)%
Cost per visit	**$93.5**	$90.0	3.9%
Revenue per patient day	**$54.1**	$55.5	(2.5)%
Cost per patient day	**$27.9**	$28.6	(2.4)%

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice
19

Home Health Operational Metrics

(net service revenue $ in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	Q1 2025
Medicare	$128.3	$121.7	$117.3	$117.3	$484.6	$114.2
Non-Medicare	82.6	86.3	81.5	80.8	331.2	84.4
Private duty[1]	2.3	2.2	2.2	2.3	9.0	2.0
Home health net service revenue	$213.2	$210.2	$201.0	$200.4	$824.8	$200.6
(actual amounts)						
Medicare:						
Admissions	25,944	24,015	23,422	23,121	96,502	24,044
Recertifications	17,652	16,639	16,101	16,300	66,692	15,734
Completed episodes	43,171	41,620	38,866	39,104	162,761	38,266
Average daily census	21,709	20,629	19,629	19,816	20,446	20,110
Visits	632,047	597,742	561,525	560,002	2,351,316	547,690
Visits per episode	14.6	14.4	14.4	14.3	14.4	14.3
Revenue per episode	$2,972	$2,924	$3,018	$3,000	$2,977	$2,984
Non-Medicare:						
Admissions	30,881	30,209	29,950	29,810	120,850	33,178
Recertifications	13,489	14,587	14,112	13,541	55,729	13,133
Average daily census	20,541	21,282	20,358	19,967	20,537	21,126
Visits	571,289	581,326	552,815	533,618	2,239,048	542,526
Total:						
Admissions	56,825	54,224	53,372	52,931	217,352	57,222
Recertifications	31,141	31,226	30,213	29,841	122,421	28,867
Average daily census	42,250	41,911	39,987	39,783	40,983	41,236
Visits	1,203,336	1,179,068	1,114,340	1,093,620	4,590,364	1,090,216
Visits per episode	14.9	14.0	14.1	13.9	14.2	13.9
Cost per visit	$90.0	$89.0	$94.0	$95.0	$93.0	$93.5
Revenue per patient day	$55.5	$55.1	$54.6	$54.8	$55.0	$54.1
Cost per patient day	$28.6	$28.0	$28.8	$28.8	$28.6	$27.9

(1) Private duty represents long-term comprehensive hourly nursing medical care.

Enhabit Home Health & Hospice

20

Enhabit Home Health & Hospice 21 Hospice Segment ($ in millions) Q1 '25 vs. '242025 2024 Net service revenue $59.3 $49.2 20.5 % Cost of service 26.8 24.3 10.3 % Gross margin 54.8% 50.6 % General and administrative expenses 17.4 15.7 10.8 % Net income attributable to noncontrolling interests 0.1 0.1 — % Adjusted EBITDA $15.0 $9.1 64.8% % Adj. EBITDA margin 25.3% 18.5 % Operational metrics (actual amounts) Total admissions 3,274 3,032 8.0 % Same-store total admissions growth 5.2 % Patient days 342,784 308,542 11.1 % Discharged average length of stay 101 104 (2.9) % Average daily census 3,809 3,391 12.3 % Revenue per patient day $173.0 $159.6 8.4 % Cost per patient day $78.2 $78.8 (0.8) % Reconciliations to GAAP provided in Appendix

Enhabit Home Health & Hospice 22 Hospice Operational Metrics (net service revenue $ in millions) Q1 2024 Q2 2024 Q3 2024 Q4 2024 FY 2024 Q1 2025 Hospice net service revenue $49.2 $50.4 $52.6 $57.8 $210.0 $59.3 (actual amounts) Total admissions 3,032 2,888 3,046 3,059 12,025 3,274 Patient days 308,542 320,026 333,247 343,063 1,304,878 342,784 Discharged average length of stay 104 108 100 110 105 101 Average daily census 3,391 3,517 3,622 3,729 3,565 3,809 Revenue per patient day $159.6 $157.5 $157.7 $168.6 $160.9 $173.0 Cost per patient day $78.8 $77.9 $77.3 $80.4 $78.6 $78.2

Enhabit Home Health & Hospice 23 Payer Sources As a % of Revenue First Quarter Fiscal Year Consolidated 2025 2024 2024 Medicare 65.9% 67.4% 66.8% Medicare Advantage 23.3% 22.6% 23.0% Managed Care 9.0% 8.8% 9.1% Medicaid 1.2% 0.9% 0.9% Other 0.6% 0.3% 0.2% Total 100.0% 100.0% 100.0% Home Health Medicare 56.9% 60.2% 58.8% Medicare Advantage 30.2% 27.8% 28.8% Managed Care 11.1% 10.5% 11.1% Medicaid 1.0% 1.2% 1.1% Other 0.8% 0.3% 0.2% Total 100.0% 100.0% 100.0% Hospice Medicare 96.5% 98.6% 98.3% Managed Care 2.0% 1.4% 1.7% Medicaid 1.5% —% —% Total 100.0% 100.0% 100.0%

Outlook: Attractive Industry Tailwinds

Demographic Trends and Our Ability to Deliver Cost-Effective, High-Quality Care Supports Long-Term Growth

Aging Population

Number of people age 65 or older, by age group (millions)



~5% expected growth in target population over the next three years[3]
We are here
90.0
80.0
70.0
60.0
50.0
40.0
30.0
20.0
10.0
0.0
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 2022 2024 2026 2028 2030 2032 2034 2036 2038 2040
65 to 74
75 to 84
85 to 94
95 or Older

Avg. age of our patients

Home health = 76

Hospice = 83

75% of those age 50 and over want to stay in their residence as they age[4]

Cost Efficiency of Home Health Care

Post-Acute Service Sector	Annual Medicare Spending	Average Medicare Cost Per Day
Skilled Nursing Facilities (SNF)[(1)]	$27 billion	$556
Hospice[(2)]	$26 billion	$186
Home Health[(3)]	$16 billion	$63

10x lower cost than other care settings

Large and Growing Addressable Markets[(5)]



~$41bn

2028 Medicare skilled home health expenditures



~$32bn

2028 Medicare Hospice expenditures

(1) MedPAC Report to Congress as of March 2023.
(2) MedPAC Tab H Hospice December 2024
(3) MedPAC Tab G Home Health December 2024. (Calculated based on 30-day home health period.)
(4) AARP 2024 Survey.
(5) Centers for Medicare & Medicaid Services, Medicare Trustees' Report Nov 2021.

Enhabit Home Health & Hospice

24

EPS Calculation: Q1 2025

($ in millions, except per share amounts) Adjusted EPS – Q1 2025	As Reported	Gain on Sale of Investment and Loss on Disposal of Assets	Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations	Income Tax Adjustments[4]	As Adjusted
Adjusted EBITDA[1]	**$26.6**	**$—**	**$—**	**$—**	**$26.6**
Interest expense and amortization of debt discounts and fees	(9.4)	—	—	—	(9.4)
Depreciation and amortization	(6.3)	—	—	—	(6.3)
Gain on sale of investment and loss on disposal of assets[2]	19.3	(19.3)	—	—	—
Stock-based compensation	(4.0)	—	—	—	(4.0)
Unusual or nonrecurring items that are not typical of ongoing operations[3]	(1.0)	—	1.0	—	—
Income before income taxes	25.2	(19.3)	1.0	—	6.9
Income tax (expense) benefit	(7.4)	4.6	(0.3)	1.4	(1.7)
Net income attributable to Enhabit, Inc.	**$17.8**	**$(14.7)**	**$0.7**	**$1.4**	**$5.2**
Adjusted diluted EPS[5]	**$0.35**	**$(0.29)**	**$0.01**	**$0.03**	**$0.10**
Adjusted diluted shares	**50.8**				**50.8**

(1) Reconciliation to GAAP provided on slides 27 and 28.

(2) Gain on sale of investment resulted from the sale of Medalogix investment.

(3) Unusual or nonrecurring items in Q1 2025 include costs associated with restructuring activities and severance and nonroutine litigation.

(4) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation and the effect of a valuation allowance recorded against a portion of our deferred tax assets.

(5) Adjusted diluted EPS may not sum due to rounding.

Enhabit Home Health & Hospice

25

Enhabit Home Health & Hospice 26 EPS Calculation: Q1 2024 ($ in millions, except per share amounts) Adjusted EPS – Q1 2024 As Reported Unusual or Nonrecurring Items That are Not Typical of Ongoing Operations Income Tax Adjustments(3) As Adjusted Adjusted EBITDA(1) $25.3 $— $— $25.3 Interest expense and amortization of debt discounts and fees (11.1) — — (11.1) Depreciation and amortization (7.8) — — (7.8) Gain on disposal of assets 0.2 — — 0.2 Stock-based compensation (1.8) — — (1.8) Unusual or nonrecurring items that are not typical of ongoing operations(2) (3.7) 3.7 — — Income before income taxes 1.1 3.7 — 4.8 Income tax (expense) benefit (0.9) (0.9) 0.6 (1.2) Net income attributable to Enhabit, Inc. $0.2 $2.8 $0.6 $3.6 Adjusted diluted EPS(4) $0.01 $0.06 $0.01 $0.07 Adjusted diluted shares 50.4 50.4 (1) Reconciliation to GAAP provided on slides 27 and 28. (2) Unusual or nonrecurring items in 2024 include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism. (3) Income tax adjustments include the effect of permanent book-tax differences attributable to stock-based compensation. (4) Adjusted diluted EPS may not sum due to rounding.

Enhabit Home Health & Hospice 27 Reconciliation of Net Income to Adjusted EBITDA – Consolidated ($ in millions) Three Months Ended March 31, 2025 2024 Net income $18.4 $0.9 Interest expense and amortization of debt discounts and fees 9.4 11.1 Income tax expense 7.4 0.9 Depreciation and amortization 6.3 7.8 Gain on sale of investment and disposal of assets(1) (19.3) (0.2) Stock-based compensation 4.0 1.8 Net income attributable to noncontrolling interests (0.6) (0.7) Unusual or nonrecurring items that are not typical of ongoing operations(2) 1.0 3.7 Adjusted EBITDA $26.6 $25.3 (1) Gain on sale of investment resulted from the sale of Medalogix investment. (2) Unusual or nonrecurring items in the three months ended March 31, 2025 include costs associated with restructuring activities and severance and nonroutine litigation; in the three months ended March 31, 2024, they include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism.

Enhabit Home Health & Hospice 28 Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA ($ in millions) Three Months Ended March 31, 2025 2024 Net cash provided by operating activities $17.9 $17.3 Interest expense, excluding amortization of debt discounts and fees 9.0 10.7 Current portion of income tax expense 6.2 1.4 Change in assets and liabilities (6.9) (7.2) Net income attributable to noncontrolling interests (0.6) (0.7) Unusual or nonrecurring items that are not typical of ongoing operations(1) 1.0 3.7 Other — 0.1 Adjusted EBITDA $26.6 $25.3 (1) Unusual or nonrecurring items in the three months ended March 31, 2025 include costs associated with restructuring activities and severance and nonroutine litigation; in the three months ended March 31, 2024, they include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism.

Enhabit Home Health & Hospice 29 Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow ($ in millions) Three Months Ended March 31, 2025 2024 Net cash provided by operating activities $17.9 $17.3 Unusual or nonrecurring items that are not typical of ongoing operations(1) 1.0 3.7 Capital expenditures for maintenance (0.3) (1.8) Other working capital adjustments(2) (0.8) (0.6) Distributions paid to noncontrolling interests of consolidated affiliates (0.9) — Gains on disposal of assets — — Adjusted free cash flow $16.9 $18.6 (1) Unusual or nonrecurring items in the three months ended March 31, 2025 include costs associated with restructuring activities and severance and nonroutine litigation; in the three months ended March 31, 2024, they include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism. (2) For 2025 and going forward, adjusted free cash flow will exclude the cash impact of unusual and nonrecurring items from both cash income tax payments (refunds), net and working capital and other. The 2024 calculations have been conformed to the current methodology, which has an impact of less than $0.1 for both Q1 and the full year.

Enhabit Home Health & Hospice 30 Reconciliation of Gross Margin to Adjusted EBITDA Margin Three Months Ended March 31, 2025 2024 Gross margin as a percentage of revenue 49.9% 48.9 % General and administrative expenses (41.4) % (41.0) % Loss (gain) on disposal of assets — % (0.1) % Stock-based compensation 1.5% 0.7 % Noncontrolling interests (0.2) % (0.3) % Unusual or nonrecurring items that are not typical of ongoing operations(1) 0.4% 1.4 % Adjusted EBITDA margin 10.2% 9.6% (1) Unusual or nonrecurring items in the three months ended March 31, 2025 include costs associated with restructuring activities and severance and nonroutine litigation; in the three months ended March 31, 2024, they include costs associated with the strategic review process, nonroutine litigation, standalone transition costs and shareholder activism.